UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 16, 2023

PennyMac Mortgage Investment Trust

(Exact name of registrant as specified in its charter)

Maryland	001-34416	27-0186273
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3043 Townsgate Road, Westlake Village, California	91361
(Address of principal executive offices)	(Zip Code)

(818) 224-7442

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares of Beneficial Interest, $0.01 par value	PMT	New York Stock Exchange
8.125% Series A Cumulative Redeemable Preferred Shares of Beneficial Interest, $0.01 par value	PMT/PA	New York Stock Exchange
8.00% Series B Cumulative Redeemable Preferred Shares of Beneficial Interest, $0.01 par value	PMT/PB	New York Stock Exchange
6.75% Series C Cumulative Redeemable Preferred Shares of Beneficial Interest, $0.01 par value	PMT/PC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On March 16, 2023, PennyMac Mortgage Investment Trust (the “Company”), and its direct, wholly-owned subsidiary, PennyMac Operating Partnership, L.P. (“POP”), and five of its indirect, wholly-owned subsidiaries, PMT ISSUER TRUST - FMSR (“Issuer Trust”), PennyMac Corp. (“PMC”), PennyMac Holdings, LLC, PMC REO Financing Trust, and PMC REO Trust 2015-1, consented to assignments of all of the credit facilities provided to the Company by Credit Suisse First Boston Mortgage Capital LLC, as administrative agent (“CSFB”) and Credit Suisse AG, Cayman Islands Branch, as a buyer or purchaser (“CSCIB”), and Alpine Securitization LTD, as a buyer or purchaser (“Alpine”). All of the credit facilities are assigned to Atlas Securitized Products, L.P. (“Atlas SP”), Atlas Securitized Products Investments 3, L.P., Atlas Securitized Products Funding 2, L.P., and Nexera Holding LLC (each an “Assignee Buyer”).

Each Assignee Buyer unconditionally accepts such assignment and assumes all of CSCIB’s and Alpine’s duties, liabilities, indemnities and obligations under the repurchase documents and the other program agreements, and agrees to pay, perform and discharge, as and when due, all of the duties, liabilities, indemnities and obligations of CSCIB and Alpine going forward.

Atlas SP unconditionally accepts such assignment and assumes all of CSFB’s duties, liabilities, indemnities and obligations as the administrative agent under each repurchase document and each other program agreement. Pursuant to each assignment, Atlas SP is substituted for CSFB in each repurchase document and each other program agreement as the administrative agent.

None of the other terms of the credit facilities are changing in connection with the assignments.

The Company and POP reaffirmed each of its guarantees of PMC’s and Issuer Trust’s obligations under the credit facilities.

The foregoing descriptions do not purport to be complete and are qualified in their entirety by reference to the full text of the agreements filed with this Current Report on Form 8-K as Exhibits 10.1 to 10.3.

Item 7.01	Regulation FD Disclosure.

In response to recent regional bank closures, the Company makes the following disclosures:

•	The Company’s corporate cash accounts are held with large global money center banks or their subsidiaries.

•	Client funds are held in insured deposit accounts at a mix of large global money center and regional banks.

•	The Company does not currently maintain any deposits or have any financing arrangements with Silicon Valley Bank, Silvergate Bank or Signature Bank.

The information in this Item 7.01 of this report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of Section 18, nor shall it be deemed incorporated by reference into any disclosure document relating to the Company, except to the extent, if any, expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Omnibus Assignment, Assumption and Amendment, dated March 16, 2023, among Credit Suisse First Boston Mortgage Capital LLC, Credit Suisse AG, Cayman Islands Branch, Alpine Securitization LTD, Atlas Securitized Products, L.P., Atlas Securitized Products Investments 3, L.P., Atlas Securitized Products Funding 2, L.P., and Nexera Holding LLC, PennyMac Corp., PennyMac Holdings, LLC, PennyMac Operating Partnership, L.P., PMC REO Financing Trust, PMC REO Trust 2015-1, and PennyMac Mortgage Investment Trust

10.2	Joint Assignment, Assumption and Amendment No. 7 to the Series 2017-VF1 Repurchase Agreement, Amendment No. 1 to the Series 2017-VF1 Pricing Side Letter, Amendment No. 3 to the Series 2017-VF1 Side Letter Agreement and Amendment No. 1 to the VFN Repo Guaranty, dated March 16, 2023, among Credit Suisse First Boston Mortgage Capital LLC, Credit Suisse AG, Cayman Islands Branch, Citibank, N.A., Atlas Securitized Products, L.P., Atlas Securitized Products Investments 3, L.P., Atlas Securitized Products Funding 2, L.P., Nexera Holding LLC, PennyMac Corp., and PennyMac Mortgage Investment Trust

10.3	Joint Assignment, Assumption and Amendment No. 2 to Advance PC Repurchase Agreement, No. 2 to Amended and Restated Pricing Side Letter and Amendment No. 1 to the Advance PC Repo Guaranty, dated March 16, 2023, among Credit Suisse First Boston Mortgage Capital LLC, Credit Suisse AG, Cayman Islands Branch, Atlas Securitized Products, L.P., Nexera Holding LLC, PennyMac Corp., and PennyMac Mortgage Investment Trust

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENNYMAC MORTGAGE INVESTMENT TRUST

Dated: March 16, 2023	/s/ Daniel S. Perotti
Daniel S. Perotti
Senior Managing Director and Chief Financial Officer